Exhibit 10.1

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

This Second Amendment (this "Second Amendment") to that certain Forbearance Agreement dated August 17, 2012 (the "Agreement") is entered into and made effective as of January 2, 2013, by and between Tonaquint, Inc., a Utah corporation and its successors and/or assigns (the "Holder"), and Wound Management Technologies, Inc., a Texas corporation (the "Company"). The Holder and the Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties". Unless otherwise defined, all references to defined terms used herein shall refer to such terms as defined in the Agreement.

WHEREAS, Section 5 of the Agreement provides, in part, that the Company shall be entitled to an option to extend the Forbearance Period for two consecutive periods of thirty days by delivering the applicable Extension Consideration for each such extension;

WHEREAS, the Parties executed that certain First Amendment to Forbearance Agreement dated December 5, 2012 to amend the Agreement by providing the Company an option for a third extension period that allowed the Company to pay the Final Cash Payment by January 15, 2013 in consideration for an extension fee equal $5,000 that was paid by the Company to the Holder on or around December 5, 2012; and

WHEREAS, the Parties desire to further amend the Agreement by providing the Company an option for a fourth extension period that would allow the Company to pay the Final Cash Payment by February 15, 2013, provided, however, that the Company pays to the Holder an extension fee equal to $5,000 on or before January 10, 2013, as set forth herein.

NOW THEREFORE, the Parties agree and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agreement is hereby amended as follows:

1.     Amendment. Section 5 of the Agreement shall be deleted in its entirety and replaced with the following:

    "5.   Forbearance Period. The Company shall be entitled to the Forbearance for theperiod beginning on the date of this Agreement and ending sixty calendar days thereafter (the "Forbearance Period"). The Company will have the option to extend the ForbearancePeriod for four consecutive periods thirty days for the first period, thirty days for thesecond period, thirty-one days for the third period, and thirty days for the fourth period—by delivering to the Holder at least ten calendar days prior to the end of the original Forbearance Period or extension period, as applicable, a notice of extension ("Extension Notice"). In order for the Extension Notice to be effective, (i) the Extension Consideration (defined below) must be timely delivered to the Holder, and (ii) the Extension Notice must identify what portion of the Extension Consideration is paid in cash and which portion is paid in Conversion Shares. The "Extension Consideration" is equal to $5,000 for the first Extension Notice, $10,000 for the second Extension Notice, $5,000 for the third Extension Notice and $5,000 for the fourth Extension Notice; the Extension Consideration for third and fourth Extension Notice must be paid in cash, and the Extension Consideration for the first Extension Notice and the second Extension Notice must be paid, at the election of the

Company, either in cash or by the issuance of fully paid and non-assessable shares of the Company's Common Stock ("Extension Shares") pursuant to the terms set forth below, provided that to be effective, any Extension Shares must be delivered to the Holder on or prior to the due date for the Extension Notice. The Extension Shares the Company elects to deliver as Extension Consideration shall be delivered to Holder within three Trading Days of the date of the applicable Extension Notice (the "Initial Extension Shares"). The number of Initial Extension Shares delivered shall be equal to the portion of the Extension Consideration for which the Company elected to pay in Extension Shares divided by the Market Price as of the date of the Extension Notice. Fifteen Trading Days following the applicable Trading Date (the "Extension Share Settlement Date"), the number of Initial Extension Shares that would have been delivered shall be recalculated (the "Final Extension Shares") by dividing the portion of the Extension Consideration for which the Company elected to pay in Extension Shares by the fifteen Trading Day average of the Market Price using the Market Price for the fifteen Trading Days immediately following the applicable Trading Date. In the event the number of Final Extension Shares exceeds the number of Initial Extension Shares, the Company shall deliver to Holder Extension Shares equal to the number of such excess Final Extension Shares within three Trading Days of the Extension Share Settlement Date. In the event the number of Final Extension Shares is less than the number of Initial Extension Shares previously delivered to Holder, Holder shall deliver Extension Shares equal to the number of such excess Initial Extension Shares to the Company within three Trading Days of the Extension Share Settlement Date. Any Extension Consideration paid to the Holder in cash or Extension Shares will not apply to and will not reduce the Forbearance Payment or the Outstanding Balance of the Note."

2.     Other Terms Unchanged. The Agreement, as amended by this Second Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the Parties, and are in all respects agreed to, ratified, and confirmed. Any reference to the Agreement after the date of this Second Amendment is deemed to be a reference to the Agreement as amended by this Second Amendment. If there is a conflict between the terms of this Second Amendment and the Agreement, the terms of this Second Amendment shall control.

3.     Headings. The headings contained in this Second Amendment are for reference purposes only and do not affect in any way the meaning or interpretation of this Second Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned Parties have executed and delivered this Second Amendment effective as of the day first set forth above.

HOLDER:

TONAQUINT, INC.

By: /s/ John M. Fife
John M. Fife, President

COMPANY:

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: /s/ Robert Lutz, Jr.
Name: Robert Lutz, Jr.
Title: CEO

[SIGNATURE PAGE TO SECOND AMENDMENT]